UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/28/2015

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number : 0-4887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of UMB Financial Corporation (the “Company”) was held on April 28, 2015. As of the record date, there were a total of 45,754,629 shares outstanding and entitled to vote at the annual meeting. At the annual meeting, 41,943,685 shares were represented in person or by proxy, therefore, a quorum was present. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

1. Election of 13 directors to hold office until the 2016 annual meeting of shareholders. The nominees for the directorships received the following votes:

Director	For	Withhold	Broker Non-Votes
Warner L. Baxter	38,189,420	350,260	3,404,005
Robin C. Beery	38,187,274	352,406	3,404,005
Nancy K. Buese	38,221,064	318,616	3,404,005
Peter J. deSilva	38,085,546	454,134	3,404,005
Terrence P. Dunn	37,674,608	865,072	3,404,005
Kevin C. Gallagher	38,188,277	351,403	3,404,005
Greg M. Graves	38,132,457	407,223	3,404,005
Alexander C. Kemper	37,826,627	713,053	3,404,005
J Mariner Kemper	37,449,034	1,090,646	3,404,005
Kris A. Robbins	38,111,518	428,162	3,404,005
L. Joshua Sosland	38,089,238	450,442	3,404,005
Paul Uhlmann III	38,090,028	449,652	3,404,005
Thomas J. Wood III	38,014,081	525,599	3,404,005

Based on the votes set forth above, each of the nominees was elected to serve as a director until the Annual Meeting in 2016.

2. Ratification of the Corporate Audit Committee’s engagement KPMG LLP to serve as the Company’s independent registered public accounting firm for 2015. The proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
41,646,381	52,449	244,855	0

3. Shareholder proposal for the adoption of a policy requiring an Independent Chair of the Company’s Board of Directors. The proposal received the following votes:

For	Against	Abstain	Broker Non Votes
9,469,580	28,751,907	318,193	3,404,005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Brian J. Walker
Brian J. Walker EVP, Chief Financial Officer and Chief Accounting Officer

Date: May 1, 2015